UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On November 5, 2021, Alexander Misch, a Class B Director of Allied Esports Entertainment, Inc. (the “Company”), resigned from the Company’s Board of Directors. Mr. Misch served on the Company’s Nominating and Corporate Governance and Compensation Committees. On November 11, 2021, the Board of Directors appointed Mr. Guanzhou (Jerry) Qin to the Board of Directors as a Class B Director to fill the vacancy on the Board of Directors created by Mr. Misch’s resignation.

Mr. Qin brings strong management skills from Fortune 500 companies, hands-on experiences in high-tech startups, and deep experience in finance and accounting. Mr. Qin has served as Finance Director of Content Business at Tencent since February 2020, and served as the Head of Finance at Aibee Inc., a top artificial-intelligence start-up, from September 2018-February 2020. Mr. Qin also served as the Senior Finance Director of the APAC (China, Japan, India and others) for TripAdvisor (Nasdaq: TRIP) from June 2017-August 2018. Mr. Qin also served at the Chief Financial Officer of Glu Mobile, a top mobile game developer, and as a consultant for Andersen/PWC.

Mr. Qin received an International MBA from Peking University & Fordham University in 2008 and a Bachelor of Economics, University of International Business & Economics in 2001.

On November 11, 2021, the Board of Directors elected Yanyang Li, a current director of the Company to serve as co-Chairman of the Board of Directors with the existing Chairman, Lyle Berman..

Management Updates

On November 11, 2021, the Board of Directors also appointed current directors of the Company into new roles to accelerate the Company’s progress in identifying and consummating the acquisition of one or more companies and concluding a possible disposition of the Company’s esports division. The Board of Directors appointed Lyle Berman as President, Yinghua Chen as Chief Investment Officer and Adam Pliska as a special consultant to provide the services described below.

Lyle Berman

Mr. Berman, as President of the Company, intends to focus his efforts on (1) managing investor relations, (2) advancing the sale of the Company’s e-sports division, and (3) evaluating and providing strategic input related to the acquisition of one or more companies.

Mr. Berman has served as a director of the Company since May 2017 (when the Company at the time of such election was Black Ridge Acquisition Corp.). Mr. Berman has been a director of Sow Good Inc., f/k/a Black Ridge Oil & Gas, Inc., since October 2016, and is also a director of Mill City Ventures III, Ltd., Auego Affinity Marketing, Inc., Poker52, LLC, Redstone American Grill, Inc., LubeZone, Inc., Drake’s Organic Spirits, LLC, and InsurTech Holdings, LLC. Mr. Berman also served as a director of Golden Entertainment, Inc. from 2015 through 2021. Since June 1990, Mr. Berman has been the chairman and chief executive officer of Berman Consulting Corporation, a private consulting firm he founded. Mr. Berman began his career with Berman Buckskin, his family’s leather business, which he helped grow into a major specialty retailer with 27 outlets. After selling Berman Buckskin to W.R. Grace in 1979, Mr. Berman continued as president and chief executive officer and led the company to become one the country’s largest retail leather chains, with over 200 stores nationwide. In 1990, Mr. Berman participated in the founding of Grand Casinos, Inc. Mr. Berman is credited as one of the early visionaries in the development of casinos outside of the traditional gaming markets of Las Vegas and Atlantic City. In less than five years, the company opened eight casino resorts in four states. In 1994, Mr. Berman financed the initial development of Rainforest Cafe. He served as the chairman and chief executive officer from 1994 unti1 2000. In October 1995, Mr. Berman was honored with the B’nai B’rith “Great American Traditions Award.” In April 1996, he received the Gaming Executive of the Year Award; in 2004, Mr. Berman was inducted into the Poker Hall of Fame; and in 2009, he received the Casino Lifetime Achievement Award from Raving Consulting & Casino Journal. In 1998, Lakes Entertainment, Inc. was formed. In 2002, as chairman of the board and chief executive officer of Lakes Entertainment, Inc., Mr. Berman was instrumental in creating the World Poker Tour. Mr. Berman served as the executive chairman of the board of WPT Enterprises, Inc. (later known as Voyager Oil & Gas, Inc. and Emerald Oil, Inc.) from its inception in February 2002 until July 2013. Mr. Berman also served as a director of PokerTek, Inc. from January 2005 until October 2014, including serving as chairman of the board from January 2005 until October 2011. Mr. Berman has a degree in business administration from the University of Minnesota.

Yinghua Chen

Yinghua Chen, as the Chief Investment Officer, will primarily focus on identifying and working with an investment banker and the Company’s executive team to: (1) evaluate potential acquisition candidates and to provide specialized insight; (2) provide suggestions and recommendations related to possible acquisition structures; and (3) overseeing cash position to ensure success of one or more acquisitions.

Ms. Chen is a Co-Founder of Aupera Technologies, a leading video AI technology company, where she is responsible for corporate financing, business development, and strategic partnership. She has successfully raised multiple rounds of funding for Aupera, including from Silicon Valley giant Xilinx (Nasdaq: XLNX). Prior to this, she served as the Executive Vice President of Anthill Resources, a natural resources investment company in Canada, where she oversaw business operations and investment activities. Ms. Chen is also the former Managing Director of China for The Cavendish Group, a UK B2B media and public relations company. In that role, Ms. Chen built up subscriber networks for over ten vertical industry media products and managed the Group’s strategic relationship with the Boao Forum for Asia. Ms. Chen was also part of the founding team of The Balloch Group, a boutique investment banking firm, later acquired by Canaccord Genuity, where she specialized in financial, pharmaceutical, resources and media industry transactions. Ms. Chen holds an EMBA from the University of Paris I: Panthéon-Sorbonne and a Bachelor of Arts degree from the University of International Business and Economics.

Adam Pliska

Mr. Pliska, as a strategic consultant to the Company, will draw upon his specialized expertise and industry experience to advance: (1) the sale of the Company’s e-sports division, and (2) the evaluation and strategy related to a potential acquisition in the online-gaming industry.

Mr. Pliska has served as a director since August 2019. Mr. Pliska served as the Company’s President from August 2019 to July 2021, when the Company sold the World Poker Tour. He has been with the World Poker Tour since 2003. As President and CEO of WPT, Mr. Pliska has overseen the entire WPT business portfolio, including but not limited to live events, online services, televised broadcasts, and WPT office personnel in Los Angeles, London and Beijing. He is one of the longest serving executives in the poker industry and was named the American Poker Awards Industry Person of the Year for 2014. Under his watch, the WPT has witnessed massive global growth from 14 events to over 60 worldwide on 6 continents, has maintained historic ratings of one of the longest running television shows in US history and has awarded more than a billion dollars over its 18 years. In addition to his position as CEO, Mr. Pliska serves as Executive Producer of the World Poker Tour television show and is the co-writer of the WPT Theme song Rise Above. Mr. Pliska holds a B.A. from the University of Southern California’s School of Cinematic Arts and a J.D. from the University of California, Berkeley’s Law School, Boalt Hall.

Libing (Claire) Wu continues to serve as the Company’s Chief Executive Officer and General Counsel, and Roy Anderson continues to serve as the Company’s Chief Financial Officer.

Committee Updates

In connection with Mr. Qin’s appointment to the Board of Directors and the appointment of Mr. Berman as President and Ms. Chen as Chief Investment Officer, the Company made the following updates to its committees: (i) Mr. Qin, Bradley Berman and Joe Lahti were appointed to the Nominating and Corporate Governance Committee, Ms. Chen and Mr. Berman were removed from such committee and Mr. Li was appointed chair of such committee; and (ii) Mr. Qin was appointed to serve on the Audit Committee and Mr. Chen was removed from such committee.

Compensation

In connection with the appointments identified above, the Board approved the issuance of 75,000, 50,000 and 25,000 options to Yinghua Chen, Lyle Berman and Adam Pliska, respectively, for their services to be provided. Such options are subject to traditional vesting in equal installments over four years, subject to an accelerated vesting in the event of an acquisition of the Company, and availability of shares under the Company’s outstanding 2019 Equity Incentive Plan. The appointment of each of Yinghua Chen, Lyle Berman and Adam Pliska as indicated above made such individuals ineligible to receive annual directors fees for non-executives of $30,000 per year per the Company’s director compensation policy. In recognition such fact and the services to be provided by such individuals, the Board of Directors also approved annual compensation of $30,000 to each of Yinghua Chen, Lyle Berman and Adam Pliska for their services.

A press release announcing the foregoing matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Company Press Release dated November 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2021

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Libing (Claire) Wu
Libing (Claire) Wu, Chief Executive Officer